UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

477 S. Rosemary Ave.  Ste. 219

West Palm Beach, Florida 33401

  (Address of Principal Executive Office) (Zip Code)

(561) 465-0030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2018, Intelligent Product Solutions, Inc. (“IPS”), the wholly-owned subsidiary of Forward Industries, Inc. (the “Company”) entered into a modification agreement relating to its revolving line of credit (“Revolving Loan”) with TD Bank, N.A. (the “Modification Agreement”).  The Modification Agreement provides for: (i) an increase in the availability under the Revolving Loan from $1,000,000 to $1,300,000 and (ii) an extension of the Revolving Loan from September 30, 2018 until April 30, 2019.  Additionally, in connection with the Modification Agreement, the Company guaranteed the repayment of the Revolving Loan.  As previously disclosed, Revolving Loan is: (i) secured by IPS’ assets and (ii) bears an interest rate of the Wall Street Journal Prime Rate plus 0.75%.  As of the date of this Current Report on Form 8-K, there was $950,000 available under the Revolving Loan.  The proceeds of Revolving Loan are being used for working capital.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Revolving Term Note and Modification Agreement, which have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated in this Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.                 Description

10.1	Amended and Restated Revolving Term Note dated September 28, 2018

10.2	Modification Agreement dated September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: October 1, 2018	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer